                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of First BancTrust Corporation, a Delaware corporation, do hereby constitute and appoint Terry J. Howard and Ellen M. Litteral, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8 relating to an amendment to increase the number of shares of common stock available under the First Bank & Trust Retirement Savings Plan approved by resolution of the Board of Directors on May 11, 2006. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

            SIGNATURE                           TITLE                   DATE
            ---------                           -----                   ----


/s/ Terry J. Howard                 Chief Executive Officer and     May 11, 2006
---------------------------------   Director (Principal Executive
Terry J. Howard                     Officer)


/s/ John P. Graham                  Director                        May 11, 2006
---------------------------------
John P. Graham


/s/ Vick N. Bowyer                  Director                        May 11, 2006
---------------------------------
Vick N. Bowyer


/s/ David W. Dick                   Director                        May 11, 2006
---------------------------------
David W. Dick


/s/ Terry T. Hutchison              Director                        May 11, 2006
---------------------------------
Terry T. Hutchison


/s/ James D. Motley                 Director                        May 11, 2006
---------------------------------
James D. Motley


/s/ Joseph R. Schroeder             Director                        May 11, 2006
---------------------------------
Joseph R. Schroeder


/s/ John W. Welborn                 Director                        May 11, 2006
---------------------------------
John W. Welborn